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                                   Exhibit 16

                    Letter re Change in Certifying Accountant


                        Richard A. Eisner & Company, LLP
                           Accountants and Consultants
                               575 Madison Avenue
                            New York, New York 10022


May 23, 2000

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Re:   TBM Holdings, Inc.


We were previously the independent auditors for TBM Holdings, Inc. and issued our reports dated February 11, 2000 (with respect to Note J, February 23, 2000) and dated March 24, 1999 on our audits of the financial statements of TBM Holdings, Inc. (formerly known as Specialty Retail Group, Inc.) as of January 1, 2000, and December 31, 1998, respectively. On May 17, 2000, we were informed that we were not reappointed as the Company's independent auditor. We have read the statements included under Item 4 of Form 8-K of TBM Holdings, Inc. and we agree with such statements as they concern our firm.

Very truly yours,


/s/ Richard A. Eisner & Company, LLP
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Richard A. Eisner & Company, LLP